Exhibit 23.1



      CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98836) pertaining to the Stock Plan and the Non-Employee Directors' Stock Option Plan of Human Pheromone Sciences, Inc. of our report dated February 15, 2000, with respect to the financial statements of Human Pheromone Sciences, Inc. as of December 31, 1999 and for the year then ended included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999.



/s/  BDO SEIDMAN, LLP


San Jose, California
March 29, 2000


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